                                                                                                   Exhibit 99.1

[Logo]Phoenix

     The Phoenix Companies, Inc.                              N  E  W  S     R  E  L  E  A S E

     One American Row
     PO Box 5056
     Hartford CT 06102-5056
     PhoenixWealthManagement.com

     For Immediate Release

     Contacts:
     Media Relations                            Investor Relations
     Alice S. Ericson                           Peter A. Hofmann
     860-403-5946                               860-403-7100

               Phoenix Life Insurance Company Commences Tender Offer for Its 6.95% Surplus Notes
                                           Scheduled to Mature 2006

     HARTFORD, Conn., December 3, 2004 - The Phoenix Companies, Inc. (NYSE: PNX) today announced that Phoenix
     Life Insurance Company, one of its principal operating subsidiaries, has commenced a cash tender offer for all $175,000,000 outstanding principal amount of its 6.95% Surplus Notes scheduled to mature December 1,
     2006 (CUSIP Numbers: 71907CAB4 and 71907CAA6).
         Phoenix Life may amend, extend or, subject to certain conditions, terminate the tender offer. The terms and conditions of the tender offer, including the conditions of Phoenix Life's obligation to accept the notes tendered and pay the purchase price for them, are set forth in an Offer to Purchase dated
     December 3, 2004. The offer is subject to a number of conditions, including, among others, that Phoenix
     Life is reasonably satisfied that it will complete a new issuance of surplus notes, in an offering exempt from registration under the Securities Act of 1933 to fund the purchase price of the notes tendered pursuant to the offer and related costs and expenses.
         The tender offer will expire at noon, New York City time, on Friday, December 10, 2004, unless extended or earlier terminated (as that date may be extended, the "Expiration Time"). No tenders will be valid if submitted after the Expiration Time. The price offered is intended to result in a yield to maturity equal to the sum of the yield to maturity of the reference U.S. Treasury security (as measured at
     2 p.m., New York City time, on the third business day prior to expiration) plus a fixed spread of 40 bps.
     All payments will include accrued and unpaid interest on the principal amount tendered to, but not including, the payment date.
                                                           -more-

                                                                                                   Exhibit 99.1

     The Phoenix Companies, Inc....2
         Phoenix Life has retained Goldman, Sachs & Co. to act as Dealer Manager in connection with the tender offer. Questions regarding the tender offer and requests for documents may be directed to Goldman Sachs &
     Co. at 800-828-3182 (toll free) or Global Bondholder Services Corporation, the information agent, at
     866-794-2200 (toll free).
         This news release does not constitute an offer or solicitation to purchase with respect to the notes.
     That offer or solicitation will be made only by means of the Offer to Purchase. The surplus notes to be offered by Phoenix Life have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereof.
         The Phoenix Companies, Inc. is a leading manufacturer of life insurance, annuity and asset management products for the accumulation, preservation and transfer of wealth. Through a variety of advisors and financial services firms, The Phoenix Companies provides products and services to affluent and high-net-worth individuals and to institutions. The Phoenix Companies has corporate offices in Hartford,
     Conn. For more information on Phoenix, visit www.PhoenixWealthManagement.com.

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